UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 15, 2019

TEAM, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13131 Dairy Ashford, Suite 600
Sugar Land, Texas 77478
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 331-6154

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate line below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 — CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 — CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the — Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the — Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.30 par value	TISI	New York Stock Exchange

Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 15, 2019, the Board of Directors (the “Board”) of Team, Inc. (the “Company”) appointed Mr. Robert Skaggs, Jr. to the Board of the Company. Mr. Skaggs will serve as a Class I director until his term expires at the 2020 annual meeting of shareholders, at which time he will stand for election by the Company’s shareholders. Pursuant to the Board’s standard compensation policy for non-employee directors, Mr. Skaggs will receive a $65,000 annual cash retainer payable quarterly in arrears and will be eligible for an annual stock award of $87,500 following the annual meeting of shareholders. Additionally, as a member of the Corporate Governance and Nominating Committee, Mr. Skaggs will receive an additional annual cash retainer of $5,000, payable quarterly.

Mr. Skaggs, 65, served as Chairman and Chief Executive Officer of Columbia Pipeline Group, Inc. through 2016. No family relationships exist between Mr. Skaggs and any of the Company’s other directors or executive officers. There are no arrangements between Mr. Skaggs and any other person pursuant to which Mr. Skaggs was nominated as a director, nor are there any transactions to which the Company is or was a participant and in which Mr. Skaggs has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits. The following exhibit is furnished as part of Item 5.02 of this Current Report on Form 8-K:

Exhibit number	Description

99.1	Team, Inc.’s Press Release issued August 15, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, INC.

By:	/s/ André C. Bouchard
André C. Bouchard
Executive Vice President, Chief Legal Officer and Secretary
Dated: August 15, 2019